Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Three months ended June 30, 2020
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,235	$1,010	$—	$275	$—	$69	$(63)	$2,526
Cost of sales and other expenses	(690)	(611)	1	(111)	—	(74)	24	(1,461)
Depreciation and amortization	(197)	(162)	—	(47)	—	(3)	(3)	(412)
Other income (expense), net	18	(2)	—	36	—	—	10	62
Income (loss) before interest and tax(1)	366	235	1	153	—	(8)	(32)	715
Net interest (expense) income	(103)	(39)	—	(17)	—	3	(96)	(252)
Income tax (expense) benefit	(70)	(49)	—	(54)	—	(18)	23	(168)
Equity earnings, net	—	—	143	6	—	84	—	233
(Earnings) losses attributable to noncontrolling interests	—	—	—	(27)	—	—	1	(26)
Preferred dividends	—	(1)	—	—	—	—	(37)	(38)
Earnings (losses) from continuing operations	$193	$146	$144	$61	$—	$61	$(141)	464
Earnings from discontinued operations(2)								1,775
Earnings attributable to common shares								$2,239

Three months ended June 30, 2019
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,094	$806	$—	$318	$3	$86	$(77)	$2,230
Cost of sales and other expenses	(642)	(599)	—	(130)	(9)	(88)	56	(1,412)
Depreciation and amortization	(189)	(148)	—	(46)	—	(3)	(3)	(389)
Gain on sale of assets	—	—	—	—	61	—	5	66
Other income (expense), net	19	1	—	17	—	—	(9)	28
Income (loss) before interest and tax(1)	282	60	—	159	55	(5)	(28)	523
Net interest (expense) income	(101)	(33)	—	(10)	1	13	(107)	(237)
Income tax (expense) benefit	(35)	4	—	(44)	(14)	(2)	44	(47)
Equity earnings (losses), net	—	—	113	4	2	—	(1)	118
(Earnings) losses attributable to noncontrolling interests	(3)	—	—	(36)	2	—	—	(37)
Preferred dividends	—	(1)	—	—	—	—	(35)	(36)
Earnings (losses) from continuing operations	$143	$30	$113	$73	$46	$6	$(127)	284
Earnings from discontinued operations								70
Earnings attributable to common shares								$354
(1)  Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)  Includes $1,754 million gain on the sale of our South American businesses in the second quarter of 2020.

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Six months ended June 30, 2020
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$2,504	$2,405	$—	$584	$—	$192	$(130)	$5,555
Cost of sales and other expenses	(1,369)	(1,483)	—	(248)	—	(161)	87	(3,174)
Depreciation and amortization	(398)	(321)	—	(94)	—	(5)	(6)	(824)
Other income (expense), net	49	28	—	(247)	—	—	(22)	(192)
Income (loss) before interest and tax(1)	786	629	—	(5)	—	26	(71)	1,365
Net interest (expense) income	(203)	(78)	—	(31)	—	9	(202)	(505)
Income tax (expense) benefit	(128)	(101)	—	253	—	(41)	56	39
Equity earnings (losses), net	—	—	249	206	—	141	(100)	496
(Earnings) losses attributable to noncontrolling interests	—	—	—	(171)	—	1	1	(169)
Preferred dividends	—	(1)	—	—	—	—	(73)	(74)
Earnings (losses) from continuing operations	$455	$449	$249	$252	$—	$136	$(389)	1,152
Earnings from discontinued operations(2)								1,847
Earnings attributable to common shares								$2,999

Six months ended June 30, 2019
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$2,239	$2,167	$—	$701	$10	$227	$(216)	$5,128
Cost of sales and other expenses	(1,339)	(1,512)	—	(322)	(20)	(230)	154	(3,269)
Depreciation and amortization	(375)	(295)	—	(90)	—	(5)	(7)	(772)
Gain on sale of assets	—	—	—	—	61	—	5	66
Other income, net	41	17	—	36	—	—	16	110
Income (loss) before interest and tax(1)	566	377	—	325	51	(8)	(48)	1,263
Net interest (expense) income	(203)	(67)	—	(21)	8	23	(216)	(476)
Income tax (expense) benefit	(40)	(15)	—	(116)	(4)	(6)	92	(89)
Equity earnings (losses), net	—	—	207	6	5	2	(1)	219
Earnings attributable to noncontrolling interests	(4)	—	—	(64)	(1)	—	—	(69)
Preferred dividends	—	(1)	—	—	—	—	(71)	(72)
Earnings (losses) from continuing operations	$319	$294	$207	$130	$59	$11	$(244)	776
Earnings from discontinued operations								19
Earnings attributable to common shares								$795
(1)  Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)  Includes $1,754 million gain on the sale of our South American businesses in the second quarter of 2020.